Exhibit 3.4(i)

RESTATED

ARTICLES OF INCORPORATION

OF

AMEREN ILLINOIS COMPANY

ARTICLE I

The name of the corporation is Ameren Illinois Company. The corporation was incorporated on September 1, 1923 as Central Illinois Public Service Company.

ARTICLE II

The object for which the corporation is formed is to engage in the business (a) of manufacturing, generating, producing, buying, transmitting, distributing and selling electric energy and artificial and natural gas for light, heat and power purposes, (b) of distributing and selling water, (c) of operating street railroads by means of electric or other power, except steam locomotives, (d) of distributing and selling heat by means of steam and/or water, (e) of manufacturing, storing, buying and selling ice and (f) of buying, selling and dealing in articles of merchandise.

ARTICLE III

The duration of the corporation is perpetual.

ARTICLE IV

The corporation shall have authority to issue the following classes of stock: (a) Cumulative Preferred Stock of the par value of $100 per share (hereinafter referred to as the “Cumulative Preferred Stock”), (b) Cumulative Preferred Stock without par value (hereinafter referred to as the “Cumulative No Par Preferred Stock”) and (c) Common Stock without par value (hereinafter referred to as the “Common Stock”). The aggregate number of shares which the corporation shall have authority to issue is 49,600,000 as follows: (a) 2,000,000 shares of Cumulative Preferred Stock, (b) 2,600,000 shares of Cumulative No Par Preferred Stock, provided that the aggregate ‘stated value’ (as defined in the second paragraph of paragraph (2) of Section B of this ARTICLE IV) of the issued and outstanding shares of Cumulative No Par Preferred Stock shall not exceed $65,000,000 at any time and (c) 45,000,000 shares of Common Stock. The authorized shares of Cumulative Preferred Stock include the 150,000 shares of a series designated “4% Cumulative Preferred Stock,” 75,000 shares of a series designated “4.90% Cumulative Preferred Stock,” 50,000 shares each of three series designated, respectively, “4.25% Cumulative Preferred Stock,” “4.92% Cumulative Preferred Stock” and “5.16% Cumulative Preferred Stock,” 125,000 shares of a series designated “6.625% Cumulative Preferred Stock,” 45,436 shares of a series designated as “4.08% Cumulative Preferred Stock,” 23,656 shares of a series designated as “4.20% Cumulative Preferred Stock,” 16,621 shares of a series designated as “4.26% Cumulative Preferred Stock,” 16,190 shares of a series designated as “4.42% Cumulative Preferred Stock,” 18,429 shares of a series designated as “4.70% Cumulative Preferred Stock,” and 4,542 shares of a series designated as “7.75% Cumulative Preferred Stock”. All shares of Cumulative Preferred Stock shall constitute one class of stock and all shares of Cumulative No

Par Preferred Stock shall constitute one class of stock, in each case regardless of the designation thereof. All shares of Cumulative Preferred Stock and all shares of Cumulative No Par Preferred Stock shall be of equal rank and shall confer equal rights upon the holders thereof, excepting only as to the Cumulative Preferred Stock as provided or referred to in the second sentence of paragraph (1) of Section A of this ARTICLE IV and as to the Cumulative No Par Preferred Stock as provided or referred to in the second sentence of paragraph (1) of Section B of this ARTICLE IV.

The preferences, qualifications, limitations, restrictions and special or relative rights, in respect of the shares of each class, are as follows:

A. CUMULATIVE PREFERRED STOCK

(1) The authorized shares of the Cumulative Preferred Stock (including all shares of authorized Cumulative Preferred Stock at any time having the status of authorized and unissued shares thereof) may be divided into and issued as shares of any series thereof now outstanding, or divided into and issued in one or more other series thereof, as the Board of Directors of the corporation shall from time to time authorize. Each series shall be designated so as to distinguish the shares thereof from the shares of all other series then outstanding; and all shares of the Cumulative Preferred Stock, irrespective of series, shall be identical except as to variations between different series in the relative rights and preferences thereof as permitted or contemplated by the next succeeding sentence of this paragraph (1). Authority is hereby expressly vested in the Board of Directors of the corporation to establish out of the authorized and unissued shares of Cumulative Preferred Stock one or more series thereof and to fix and determine the following relative rights and preferences of the shares of any such series:

(a) the rate or rates of dividend, which may be expressed in terms of a fixed rate or rates or formula or other method by which such rate or rates shall be calculated or ascertained from time to time, and the dividend periods, including the date or dates on which such dividends may be payable;

(b) the prices at which, and the terms and conditions on which, shares may be redeemed; and

(c) sinking fund provisions, if any, for the redemption or purchase of shares;

subject, however, to such restrictions as are, or may be, from time to time provided by law or contained in the Articles of Incorporation of the corporation or amendments thereto.

(2) The holders of the Cumulative Preferred Stock from time to time outstanding shall be entitled to receive, in respect of each share held, dividends upon the par value thereof at the rate or rates applicable thereto, payable, (a) in the case of the 4.08% Cumulative Preferred Stock, the 4.20% Cumulative Preferred Stock, the 4.26% Cumulative Preferred Stock, the 4.42% Cumulative Preferred Stock, the 4.70% Cumulative Preferred Stock, and the 7.75% Cumulative Preferred Stock (the “Converted Preferred Stock”) quarter-yearly on the first days of February, May, August, and November in each year, and (b) in the case of any other series of Cumulative Preferred Stock quarter-yearly on March 31, June 30, September 30 and December 31 in each year, or on such other dates in each year, or payable for such other dividend periods and on such dates, as may be fixed by the Board of Directors of the corporation or provided in the Articles of Incorporation, but in each case only when and as declared by the Board of Directors out of surplus or net profits of the corporation available for the payment of dividends. Such dividends shall be cumulative in respect of each share from (and including) the date of issue thereof except that dividends payable in respect of the Converted Preferred Stock shall be cumulative in respect of each share from (and including) the date to which Illinois Power Company has paid dividends in full with respect to the shares of its serial preferred stock that were converted into such share of Converted Preferred Stock, and shall be paid, or declared and set apart for payment, before any dividend shall be declared or paid on or set apart for the Common Stock, so that, if for any past or current period dividends on the Cumulative Preferred Stock shall not have been paid or declared and set apart for payment, the deficiency shall be fully paid or declared and funds set apart for the payment thereof before any dividends shall be declared or paid on or set apart for the Common Stock. The holders of the Cumulative Preferred Stock shall not be entitled to receive any dividends thereon except dividends at the applicable rate or rates. No dividend shall at any time be paid on or set apart for any share of Cumulative Preferred Stock in respect of a dividend period unless at the same time there shall be paid on or set apart, for all shares of Cumulative Preferred Stock and all shares of Cumulative No Par Preferred Stock then outstanding and having a dividend period ending on the same date, dividends in such amount that the holders of all such shares of Cumulative Preferred Stock and the holders of all such shares of Cumulative No Par Preferred Stock shall receive or have set apart for them a uniform percentage of the full annual dividend to which they are, respectively, entitled and unless all dividends on the Cumulative Preferred Stock and Cumulative No Par Preferred Stock, for all preceding dividend periods, shall have been fully paid or declared and funds set apart for the payment thereof. It shall be a condition precedent to the declaration by the Board of Directors and the payment of dividends on the Common Stock, that all amounts required to be paid or set aside for any sinking fund for the redemption or purchase of shares of Cumulative Preferred Stock or Cumulative No Par Preferred Stock of all series then outstanding, with respect to all preceding sinking fund dates or periods, shall have been paid or set aside in accordance with the terms of the shares of such series. No funds shall be paid into or set aside for any sinking fund for the redemption or purchase of shares of Cumulative Preferred Stock or Cumulative No Par Preferred Stock of any series unless all dividends on the Cumulative Preferred Stock and on the Cumulative No Par Preferred Stock, for all preceding dividend periods, shall have been fully paid or declared and funds set apart for the payment thereof. All shares of Cumulative Preferred Stock, regardless of designation, shall constitute one class of stock and, excepting only as to the rate or rates of dividends payable thereon, the dividend periods and dividend payment dates applicable thereto, the redemption prices thereof and the sinking fund provisions thereof, shall be of equal rank and confer equal rights upon the holders thereof. All shares of Cumulative Preferred Stock bearing the same distinctive series designation at any time outstanding shall constitute one series of Cumulative Preferred Stock and all shares of any one series of Cumulative Preferred Stock shall be alike in all respects. When full cumulative dividends upon the Cumulative Preferred Stock and the Cumulative No Par Preferred Stock of all series then outstanding, for all past periods and for the current period shall have been paid or declared and set apart for payment, and all amounts required to be paid or set aside for any sinking fund for the redemption or purchase of shares of Cumulative Preferred Stock and Cumulative No Par Preferred Stock of all series then outstanding, with respect to all preceding sinking fund dates or periods, shall have been paid or set aside in accordance with the terms of the shares of such series, the Board of Directors may declare dividends on the Common Stock of the corporation, subject to the restrictions hereinafter contained, and not otherwise. Dividends shall be payable to the holders of record at the close of business (x) upon the respective days that the resolution declaring each particular dividend is adopted unless the Board of Directors of the corporation fixes a different date in advance or (y) upon the respective days, not exceeding forty and not less than ten days preceding such dividend payment dates, fixed for the purpose by the Board of Directors of the corporation in advance of the payment of each particular dividend.

(3) In the event of the liquidation, dissolution or winding up, whether voluntary or involuntary, of the corporation, the holders of shares of Cumulative Preferred Stock shall be entitled to be paid in full, out of the net assets of the corporation, the par value of their shares plus an amount equal to the accrued dividends on such shares, before any amount shall be paid to the holders of shares of the Common Stock. After such payment in full to the holders of shares of Cumulative Preferred Stock, and after payment in full to the holders of Cumulative No Par Preferred Stock of the amounts payable to them respectively in the event of any such liquidation, dissolution or winding up of the corporation, the remaining assets and profits shall be divided among and paid to the holders of shares of Common Stock.

(4) The corporation, on the sole authority of its Board of Directors, shall have the right at any time or from time to time to redeem and retire all or part of the Cumulative Preferred Stock or all or part of the shares of one or more series of Cumulative Preferred Stock upon and by the payment to the holders of the shares to be redeemed or upon and by setting aside, as hereinafter provided, for the benefit of such holders, the redemption price or prices fixed for the shares to be redeemed, which (a) in the case of shares of 4% Cumulative Preferred Stock shall be $101 per share plus accrued dividends to the date of redemption, (b) in the case of shares of 4.92% Cumulative Preferred Stock shall be $103.50 per share plus accrued dividends to the date of redemption, (c) in the case of shares of 4-1/4% Cumulative Preferred Stock shall be $102 per share plus accrued dividends to the date of redemption, (d) in the case of shares of 5.16% Cumulative Preferred Stock shall be $102 per share plus accrued dividends to the date of redemption, (e) in the case of shares of 4.90% Cumulative Preferred Stock shall be $102 per share plus accrued dividends to the date of redemption, (f) in the case of shares of 6.625% Cumulative Preferred Stock shall be $100 per share plus accrued dividends to the date of redemption, (g) in the case of 4.08% Cumulative Preferred Stock shall be $103 per share plus accrued dividends to the date of redemption, (h) in the case of 4.20% Cumulative Preferred Stock shall be $104 per share plus accrued dividends to the date of redemption, (i) in the case of 4.26% Cumulative Preferred Stock shall be $103 per share plus accrued dividends to the date of redemption, (j) in the case of 4.42% Cumulative Preferred Stock shall be $103 per share plus accrued dividends to the date of redemption, (k) in the case of 4.70% Cumulative Preferred Stock shall be $103 per share plus accrued dividends to the date of redemption, and (l) in the case of 7.75% Cumulative Preferred Stock shall be $100 per share plus accrued dividends to the date of redemption; provided, however, that, as to the Cumulative Preferred Stock to be so redeemed, notice of every such redemption shall be given at such time, in such form and in such manner as may have been determined and fixed for such stock by the Board of Directors of the corporation at the time of establishment of such stock or, if such matters have not been so determined and fixed by the Board of Directors, not less than thirty (30) days previous to the date fixed for redemption, notice of the intention of the corporation to redeem such stock, specifying the designation of the shares to be redeemed and the date and place of redemption, shall be deposited in a United States post office or mail box at any place in the United States addressed to each holder of record of the shares to be redeemed at his address as the same appears upon the records of the corporation; but in mailing such notice unintentional omissions or errors in names and addresses shall not impair the validity of the notice of redemption. In case of the redemption of less than all the outstanding shares of any series of the Cumulative Preferred Stock, the shares of such series to be redeemed shall be chosen by proration (as nearly as may be without the issue of fractional shares), by lot, or in such other equitable manner as may be prescribed by resolution of the Board of Directors. The corporation may deposit with a bank or trust company, which shall be named in the notice of redemption, shall be located in the City of Chicago, Illinois, or in the City of New York, New York, and shall then have capital, surplus and undivided profits of at least $1,000,000, the aggregate redemption price of the shares to be redeemed, in a special account or in trust, as the corporation may determine, for the payment on or before the redemption date to or upon the order of the holders of such shares, upon surrender of the certificates for such shares. Such deposit may, at the option of the corporation, be upon terms whereby in case the holder of any shares called for redemption shall not, within ten years after the date fixed for redemption of such shares, claim the amount on deposit with any bank or trust company for the payment of the redemption price of said shares, such bank or trust company shall on demand pay to or upon the written order of the corporation, or its successor, the amount so deposited and thereupon such bank or trust company shall be released from any and all further liability with respect to the payment of such redemption price and the holder of said shares shall be entitled to look only to the corporation or its successor for the payment thereof. Upon the giving of notice of redemption and upon the deposit of the redemption price, as aforesaid, or, if no such deposit is made upon the redemption date (unless the corporation defaults in making payment of the redemption price as set forth in such notice), such holders shall cease to be stockholders with respect to said shares, and from and after the making of said deposit and the giving of said notice, or, if no such deposit is made, after the redemption date (the corporation not having defaulted in making payment of the redemption price as set forth in such notice), said shares shall no longer be transferable on the books of the corporation, and said holder shall have no interest in or claim against the corporation with respect to said shares, but shall be entitled only to receive on the date fixed for redemption, the redemption price of the shares, without interest thereon, from said bank or trust company, if deposited therewith as aforesaid and not repaid to the corporation, and otherwise from the corporation, upon surrender of the certificates as aforesaid.

Nothing herein contained shall limit any legal right of the corporation to purchase any shares of the Cumulative Preferred Stock.

(5) So long as any shares of Cumulative Preferred Stock of any series are outstanding, the corporation shall not, without the affirmative vote of the record holders of two-thirds of the outstanding shares of Cumulative Preferred Stock of all series, voting separately as one class:

(a) Amend the provisions of the Articles of Incorporation so as to create or authorize any stock ranking prior in any respect to the Cumulative Preferred Stock or any security convertible into shares of such stock; or issue any such stock or convertible security; or

(b) Change, by amendment to the Articles of Incorporation, or otherwise, the terms and provisions of the Cumulative Preferred Stock so as to affect adversely the rights and preferences of the holders thereof; provided, however, that if any such change will affect adversely the holders of one or more, but less than all, of the series of Cumulative Preferred Stock at the time outstanding, the consent only of the holders of at least two-thirds of the total number of shares of each series so adversely affected shall be required; or

(c) Issue any shares of the Cumulative Preferred Stock or shares of any stock ranking on a parity with the Cumulative Preferred Stock, or any securities convertible into shares of such stock, other than in exchange for, or for the purpose of effecting the redemption or other retirement of, shares of Cumulative Preferred Stock, of any stock ranking on a parity therewith, or of any such convertible securities, or any combination thereof, at the time outstanding, having an aggregate amount of par value and stated value of not less than the aggregate amount of par value or stated value of the shares to be issued, or other than in connection with the conversion of such convertible securities in accordance with their terms unless:

(1) The gross income (determined in accordance with accepted accounting principles) of the corporation available for the payment of interest charges shall, for a period of twelve consecutive calendar months within the fifteen calendar months next preceding the issue of such shares, have been at least one and one-half (1-1/2) times the sum of (i) the interest for one year, adjusted by provision for amortization of debt discount and expense, or of premium, as the case may be, on all funded indebtedness and notes payable of the corporation maturing more than twelve months after the date of issue of such shares or convertible securities which shall be outstanding at the date of the issue of such shares or convertible securities, and (ii) an amount equal to the dividend requirement for one year on all shares of Cumulative Preferred Stock and on all other shares of stock, if any, ranking prior to or on a parity with the Cumulative Preferred Stock, which shall be outstanding after the issue of the shares or convertible securities proposed to be issued, (including as outstanding for this purpose shares of Cumulative Preferred Stock or shares of such stock issuable on conversion of any such convertible securities), provided that for purposes of making the calculation required by the foregoing provisions of this subclause (1): (A) the “dividend requirement for one year” applicable to any series of Cumulative Preferred Stock or such parity stock or convertible securities proposed to be issued which will have dividends determined according to an adjustable, floating or variable rate, the dividend rate used shall be the dividend rate to be applicable to such series of Cumulative Preferred Stock or such parity stock or convertible securities on the date of such issuance and (B) the “interest for one year” on funded indebtedness or notes outstanding and the “dividend requirement for one year” on any outstanding shares of any series of Cumulative Preferred Stock or shares of stock, if any, ranking prior to or on a parity with the Cumulative Preferred Stock, or securities convertible into such stock, and having interest or dividends determined according to an adjustable, floating or variable rate, the interest or dividend rate used shall be the daily weighted average annual interest or dividend rate applicable to such security (a) during any consecutive twelve-month period selected by the corporation, which period ends within 90 days prior to the issue of the shares or convertible securities proposed to be issued or (b) if the security has been outstanding for less than twelve full calendar months, during such shorter period beginning on the date of issuance of such security and ending on a date selected by the corporation, which date is not more than 45 days prior to the issue of the shares or convertible securities proposed to be issued; provided that if such security shall have been issued within 45 days prior to the issue of the shares or convertible securities proposed to be issued, the interest or dividend rate shall be that applicable on the date of issuance of such security; and

(2) The capital represented by the Common Stock plus the surplus accounts of the corporation shall be not less than the aggregate amount payable on the involuntary dissolution, liquidation or winding up of the corporation, in respect of all shares of Cumulative Preferred Stock and all shares of stock, if any, ranking prior thereto or on a parity therewith, which shall be outstanding after the issue of the shares or convertible securities proposed to be issued (including as outstanding for this purpose shares of Cumulative Preferred Stock or shares of such stock issuable on conversion of any such convertible securities).

No consent of the holders of Cumulative Preferred Stock shall be required in respect of any transaction enumerated in this paragraph (5) if, at or prior to the time when such transaction is to take effect, provision is made for the redemption or other retirement of all shares of Cumulative Preferred Stock at the time outstanding, the consent of which would otherwise be required hereunder.

(6) So long as any shares of the Cumulative Preferred Stock are outstanding, the corporation shall not, without the affirmative vote of the record holders of a majority of the total number of shares of Cumulative Preferred Stock then outstanding:

(a) Issue or assume any unsecured indebtedness, as hereinafter defined, for any purpose, other than the refunding of secured or unsecured indebtedness theretofore created or assumed by the corporation and then outstanding, or the retiring, by redemption or otherwise, of shares of the Cumulative Preferred Stock or shares of any stock ranking prior thereto or on a parity therewith, if immediately after such issue or assumption the total principal amount of all unsecured indebtedness issued or assumed by the corporation and then outstanding would exceed twenty per centum (20%) of the aggregate of (i) the total principal amount of all bonds or other securities representing secured indebtedness issued or assumed by the corporation and then outstanding and (ii) the total of the capital and surplus of the corporation, as then recorded on its books; or

(b) Merge or consolidate with any other corporation or corporations or sell or lease all or substantially all of the assets of the corporation unless such merger, consolidation, sale or lease, or the issue or assumption of all securities to be issued or assumed in connection therewith, shall have been ordered, approved or permitted by all regulatory bodies, federal and state, then having jurisdiction in the premises.

“Unsecured indebtedness” as that term is used in this paragraph (6) shall mean all unsecured notes, debentures or other securities representing unsecured indebtedness (whether having a single maturity, serial maturities or sinking fund or other similar periodic principal or debt retirement payment provisions) which have a final maturity date, determined as of the date of issuance or assumption thereof by the corporation, of less than two years.

No consent of the holders of the Cumulative Preferred Stock shall be required, however, if, at or prior to the issue of any such securities representing unsecured indebtedness, or such consolidation, merger or sale, provision is made for the redemption or other retirement of all shares of Cumulative Preferred Stock then outstanding.

No provision contained in this paragraph (6), or in paragraph (5) of this Section A, is intended or shall be construed to relieve the corporation from compliance with any applicable statutory provision requiring the vote or consent of a greater number of the outstanding shares of the Cumulative Preferred Stock.

(7) So long as any shares of the Cumulative Preferred Stock are outstanding, the corporation shall not pay any dividends on its Common Stock (other than dividends payable in Common Stock) or make any distribution on or purchase or otherwise acquire for value any of its Common Stock (each such payment, distribution, purchase and/or acquisition being herein referred to as a “common stock dividend”), except to the extent permitted by the following provisions of this paragraph (7):

(a) No common stock dividend shall be declared or paid in an amount which, together with all other common stock dividends declared in the year ending on (and including) the date of the declaration of such common stock dividend, would in the aggregate exceed fifty per centum (50%) of the net income of the corporation available for dividends on its Common Stock for the twelve consecutive calendar months ending on the last day of the calendar month next preceding the declaration of such common stock dividend, if at the end of such calendar month the ratio (herein referred to as the “capitalization ratio”) of the Common Stock Equity (as hereinafter defined) of the corporation, to the total capital (as hereinafter defined) of the corporation shall be less than twenty per centum (20%).

(b) If such capitalization ratio, determined as aforesaid, shall be twenty per centum (20%) or more, but less than twenty-five per centum (25%), no common stock dividend shall be declared or paid in an amount which, together with all other common stock dividends declared in the year ending on (and including) the date of the declaration of such common stock dividend, would exceed seventy-five per centum (75%) of the net income of the corporation available for dividends on its Common Stock for the twelve consecutive calendar months ending on the last day of the calendar month next preceding the declaration of such common stock dividend.

(c) If such capitalization ratio, determined as aforesaid, shall be in excess of twenty-five per centum (25%), no common stock dividend shall be declared or paid which would reduce such capitalization ratio to less than twenty-five per centum (25%) except to the extent permitted by the next preceding paragraphs (a) and (b) hereof.

“Common Stock Equity”, as that term is used in this paragraph (7) shall consist of the sum of (1) the capital represented by the issued and outstanding shares of Common Stock (including premiums on Common Stock) and (2) the surplus accounts of the corporation, less (i) any excess of the value, as recorded on the corporation’s books, over the original cost, as determined or approved by the regulatory commission having jurisdiction thereof, of used and useful electric and gas utility plant and property, unless (a) such excess is being amortized or provided for by reserves, or (b) such excess has been held, by final order of a court having jurisdiction or of the regulatory bodies having jurisdiction, to constitute an asset which need not be amortized or provided for by reserves, and (ii) any amount by which the aggregate amount payable, on the involuntary dissolution, liquidation or winding up of the corporation, in respect of all outstanding shares of stock of the corporation having a preference as to dividends over the Common Stock exceeds the aggregate par or stated value of such outstanding shares, unless such excess is being amortized, or provided for by reserves, and (iii) any items such as debt discount, premium and expense, capital stock discount and expense and similar items, classified as assets on the balance sheet of the corporation, unless such items are being amortized, or provided for by reserves or unless and to the extent that such items are not required to be written off or amortized by the uniform systems of accounts applicable thereto prescribed by the regulatory bodies having jurisdiction. The “total capital of the corporation” shall consist of the sum of (i) the principal amount of all outstanding indebtedness of the corporation maturing one year or more after the date of the issue thereof and (ii) the par or stated value of all outstanding capital stock (which shall include premiums on capital stock, notwithstanding anything in this ARTICLE IV to the contrary) of all classes of the corporation, and (iii) all surplus accounts of the corporation. The “net income of the corporation available for dividends on its Common Stock” for any period shall be determined by deducting from the sum of the operating revenues and income from investments and other miscellaneous income for such period, all operating expenses for such period, including maintenance and provision for depreciation as recorded on the books of the corporation (but not less than an amount equal to fifteen per centum (15%) of the gross operating revenues of the corporation less the cost of electric energy and gas purchased for resale, during such period), income and excess profits and other taxes, all proper accruals, interest charges, amortization charges, other proper income deductions and an amount equal to the dividend requirements for such period on all outstanding shares of stock of the corporation having a preference as to dividends over the Common Stock, all as shall be determined in accordance with such systems of accounts as may be prescribed by regulatory authorities having jurisdiction in the premises or, in the absence thereof, in accordance with sound accounting practices. All indebtedness and capital stock of the corporation owned by the corporation shall be excluded in determining total capital. Purchases or other acquisitions of Common Stock shall be deemed, for the purposes of this paragraph (7), to constitute a common stock dividend declared as of the date on which such purchases or acquisitions are consummated.

(8) No share of stock or evidence of indebtedness shall be deemed to be “outstanding”, as that term is used in paragraphs (5), (6) and (7) of this Section A, if, prior to or concurrently with the event in reference to which a determination is to be made as to the amount thereof outstanding, the requisite funds for the redemption thereof shall be deposited in a special account or in trust for that purpose and the requisite notice for the redemption thereof shall be given or the depositary of such funds shall be authorized and directed to give or complete such notice of redemption.

B. CUMULATIVE NO PAR PREFERRED STOCK

(1) The authorized shares of Cumulative No Par Preferred Stock (including all shares of such stock at any time having the status of authorized and unissued shares of such stock) may be divided into and issued in one or more series as the Board of Directors of the corporation shall from time to time authorize. Each series shall be designated so as to distinguish the shares thereof from the shares of all other series, and all shares of the Cumulative No Par Preferred Stock irrespective of series shall be identical except as to variations between different series in the relative rights and preferences thereof as permitted or contemplated by the next succeeding sentence of this paragraph (1). Authority is hereby expressly vested in the Board of Directors of the corporation to establish out of the authorized and unissued shares of Cumulative No Par Preferred Stock one or more series thereof and to fix and determine the following relative rights and preferences of the shares of any such series:

(a) the rate or rates of dividend, which may be expressed in terms of a fixed rate or rates or formula or other method by which such rate or rates shall be calculated or ascertained from time to time, and the dividend periods, including the date or dates on which such dividends may be payable;

(b) the prices at which, and the terms and conditions on which, shares of such series may be redeemed;

(c) the amount payable upon shares of such series in the event of the involuntary liquidation, dissolution or winding up of the corporation and the amount payable upon shares of such series in the event of the voluntary liquidation, dissolution or winding up of the corporation;

(d) sinking fund provisions, if any, for the redemption or purchase of shares of such series; and

(e) the terms and conditions on which shares of such series may be converted, if such shares are issued with the privilege of conversion;

subject, however, to such restrictions as are, or may be, from time to time provided by law or contained in the Articles of Incorporation of the corporation or amendments thereto.

Shares of any series of Cumulative No Par Preferred Stock may be issued for such consideration, not less than the aggregate preferential amount, other than accrued dividends, payable upon such shares in the event of the involuntary liquidation, dissolution or winding up of the corporation, as may be fixed by the Board of Directors prior to the time of such issuance and, except as otherwise determined by the Board of Directors in accordance with the provisions of the law of the State of Illinois applicable thereto, the entire amount of such consideration shall constitute stated capital in respect of such shares.

(2) The provisions heretofore set forth (a) in paragraph (2) other than the reference in the first sentence of said paragraph (2) to the “par value” of the Cumulative Preferred Stock, which for purposes of the Cumulative No Par Preferred Stock shall be deemed to be a reference to the stated value of the Cumulative No Par Preferred Stock and other than the provisions of the seventh sentence of said paragraph (2), (b) in paragraph (3) other than those provisions of the first sentence of said paragraph (3) specifying the amount payable to holders of shares of Cumulative Preferred Stock in the event of the liquidation, dissolution or winding up of the corporation, (c) in paragraph (4) other than those provisions of the first sentence of said paragraph (4) specifying the specific redemption prices of the shares of each of the various series of the Cumulative Preferred Stock, and (d) in paragraphs (5) through (8), inclusive, of Section A of this ARTICLE IV shall be applicable in all respects to the Cumulative No Par Preferred Stock and any reference in any of said paragraphs to “Cumulative Preferred Stock” shall in each instance include, within the meaning of that term, the Cumulative No Par Preferred Stock.

The preferential amount, other than accrued dividends, payable on any share of Cumulative No Par Preferred Stock in the event of the involuntary liquidation, dissolution or winding up of the corporation shall constitute the “stated value” in respect of such share for all purposes of this ARTICLE IV. The stated value of each share of each series of Cumulative No Par Preferred Stock shall be fixed by the Board of Directors of the corporation in the resolution establishing such series.

C. COMMON STOCK

Shares without par value of Common Stock may be issued by the corporation from time to time for such consideration, as provided by law, as may be fixed from time to time by the Board of Directors of the corporation.

D. GENERAL PROVISIONS

(1) No holder of capital stock of the corporation shall have a preemptive right to purchase, acquire or subscribe to any capital stock or other securities issued or sold by the corporation, including any such capital stock or other securities now or hereafter authorized.

(2) The term “accrued dividends” shall be deemed to mean, in respect of any share of Cumulative Preferred Stock or Cumulative No Par Preferred Stock as of any given date, the amount of dividends payable on such share, computed, at the dividend rate or rates applicable to such share, from the date on which dividends thereon became cumulative to and including such given date, less the aggregate amount of all dividends which have been paid or which have been declared and set apart for payment on such share. Accumulations of dividends shall not bear interest.

(3) The corporation reserves the right to increase or decrease its authorized capital stock, or any class or series thereof, or to reclassify the same and to amend, alter, change or repeal any provision contained in its Articles of Incorporation, or in any amendment thereto, in the manner now or hereafter prescribed by law, but subject to such conditions and limitations as are hereinbefore prescribed, and all rights conferred upon stockholders in the Articles of Incorporation of the corporation, or any amendment thereto, are granted subject to this reservation.

(4) Except as otherwise expressly set forth in the Articles of Incorporation of the corporation or as specifically required by law, any amendment to the Articles of Incorporation of the corporation requiring approval of shareholders shall be adopted upon receiving the affirmative vote of the holders of a majority of the outstanding shares entitled to vote on the amendment and a majority of the outstanding shares of each class or series of shares, if any, entitled to vote as a class on the amendment.

ARTICLE V

The corporation shall have and may exercise all the powers, rights and privileges which it is entitled to have and to exercise under the law of the State of Illinois; provided that the corporation shall not have or exercise the power to lease, exchange or sell all of its assets except upon the affirmative vote of the record holders of at least two-thirds of all of the outstanding capital stock of the corporation.

ARTICLE VI

The corporation was incorporated under the name of Central Illinois Public Service Company on September 1, 1923, as a result of the consolidation, effective as of said date, of Central Illinois Public Service Company and Middle West Power Company. The name of the corporation was changed on October 1, 2010 to Ameren Illinois Company in connection with the merger of Illinois Power Company and Central Illinois Light Company into the corporation pursuant to articles of merger effective as of said date. As of the date of adoption of these Restated and Amended Articles of Incorporation, the address of the corporation’s registered office in the State of Illinois is 200 W. Washington St., Springfield, IL 62701, and the name of the corporation’s registered agent at said address is Jacqueline K. Voiles. The number of shares of each class issued on the date of filing these Restated and Amended Articles of Incorporation is 25,452,373 shares of Common Stock, 616,324.75 shares of Cumulative Preferred Stock and no shares of Cumulative No Par Preferred Stock and the paid-in capital of the corporation as of such date is $2,340,154,088. These Restated and Amended Articles of Incorporation are a restatement of the Articles of Incorporation of the corporation, as heretofore and hereby amended.